SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2003

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4560 Horton Street, Emeryville, CA	94608
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

Chiron Corporation announced on September 15, 2003, that chairman Seán P. Lance intends to retire from active service with Chiron and its board of directors as of the annual meeting of stockholders in May 2004.  The board of directors has determined that it will elect Chiron president and chief executive officer Howard H. Pien as chairman at the same meeting.

Following that election, Mr. Pien is expected to serve as Chiron’s chairman, president and chief executive officer.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT NUMBER

99.1                           Press release by Chiron Corporation dated September 15, 2003, relating to the Company’s announcement of chairmanship transition, referred to in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	September 15, 2003	By:	/s/ William G. Green
William G. Green
Senior Vice President, General Counsel and Secretary